EXHIBIT 32.1
CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report of Commercial Vehicle Group, Inc. (the “Company”) on Form 10-Q for the period ended June 30, 2023 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Robert C. Griffin, Interim President and Chief Executive Officer (Principal Executive Officer) of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
1.The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.
August 8, 2023

/s/ Robert C. Griffin
Robert C. Griffin
Interim President and Chief Executive Officer
(Principal Executive Officer)